UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2020

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

 On April 12, 2020, Orgenesis Inc. ("Orgenesis" or the "Company") entered into an Asset Purchase Agreement (the "Purchase Agreement") with Tamir Biotechnology, Inc. ("Tamir" or "Seller") pursuant to which Orgenesis agreed to acquire certain assets and liabilities of Tamir related to the discovery, development and testing of therapeutic products for the treatment of diseases and conditions in humans, including all rights to ranpirnase and use for  antiviral therapy (collectively, the "Purchased Assets and Assumed Liabilities" and such acquisition, the "Transaction").  The Transaction is expected to close during the second quarter of 2020.

 The aggregate consideration for the Purchased Assets and Assumed Liabilities consists of (i) 3,400,000 shares of Orgenesis common stock, par value $0.0001 per share (the "Common Stock") (which may be increased to approximately 3,630,000 shares of Orgenesis common stock in certain circumstances for tax purposes) and (ii) up to $3,500,000 in cash, of which (A) $2,625,000 was delivered upon the execution of the Purchase Agreement as an initial deposit and (B) $375,000 was previously delivered to Seller in the form of a bridge loan (such amounts collectively, the "Initial Deposit").  The shares of Common Stock to be issued to Seller (the "Shares") shall be distributed pro rata to Seller's stockholders that qualify as accredited investors pursuant to a plan of liquidation to be effected by Seller following the closing of the Transaction (the "Closing"). Pursuant to a Joinder Agreement to be entered into by the stockholders of Seller that are accredited investors and represent 75% of the shares of Seller capital stock outstanding as of immediately prior to Closing, the holders of at least 5,000 Shares shall be subject to a standstill and lock-up agreement prohibiting transfer or other disposition of the Shares for a period of one year following the Closing and shall be subject to limited dispositions for an additional six months thereafter.  The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the Shares within 90 days following the Closing and shall use its commercially reasonable efforts to cause such registration statement to be declared effective within 90 days of the date of filing.

 In the event the Transaction has not closed within 180 days following the date of signing (the "End Date"), Orgenesis has the option, in its sole discretion, to elect to restructure the Transaction such that, in lieu of the asset purchase contemplated by the Purchase Agreement, Orgenesis will acquire all of Seller's issued and outstanding capital stock via a merger, in which case Orgenesis (or its designated affiliate) and Seller will enter into a definitive acquisition agreement for the purchase of all such Seller capital stock.  Upon Orgenesis's exercise of the merger option, (i) Seller and its stockholders are required to cooperate in good faith with Orgenesis to convert the Transaction to an equity acquisition in accordance with the Purchase Agreement; and (ii) the End Date is automatically extended 90 days, during which time neither party can terminate the Purchase Agreement on the basis that the End Date has expired.

 In the event the Purchase Agreement is terminated (other than due to Orgenesis's willful and material breach), the Initial Deposit will be automatically converted at a per share price of $2.25 into shares of Seller capital stock having rights, preferences and privileges of shares of the most senior Seller capital stock outstanding as of the date of such conversion.

 The Purchase Agreement contains customary representations, warranties, and covenants of Seller and Orgenesis, which are made solely for the purposes of the Purchase Agreement and as of specific dates, and were solely for the benefit of the parties to the Purchase Agreement. From the date of the Purchase Agreement until the Closing, Seller is required to operate its business in the ordinary course and to comply with certain covenants regarding the operation of the business. Subject to certain limitations, Seller is required to indemnify Orgenesis for losses resulting from breaches of representations and warranties made by Seller in the Purchase Agreement.  Ten percent (10%) of the aggregate consideration will be placed in escrow to partially secure the indemnification obligations of Seller. The Closing is subject to customary closing conditions, including, among others, (i) the absence of any governmental order restraining, enjoining or otherwise making illegal the consummation of the transactions contemplated by the Purchase Agreement, (ii) the accuracy of the parties' representations and warranties contained in the Purchase Agreement (subject to certain materiality qualifications), (iii) the parties' compliance with the covenants and agreements contained in the Purchase Agreement in all material respects, and (iv) the absence of a material adverse effect on Seller.

 Dr. David Sidransky, a member of our Board of Directors, is also the Chairman of the Board of Seller. Dr. Sidransky does not own any capital stock or other securities of Seller and will not receive any of the consideration to be received by Seller pursuant to the terms of the Purchase Agreement and will not receive any payments out of the consideration to be paid in the Transaction contemplated by the Purchase Agreement.

 The foregoing descriptions of the Purchase Agreement and the Transaction do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference in its entirety.

Item 3.02. Unregistered Sales of Equity Securities

 The Shares to be issued pursuant to the Purchase Agreement disclosed in Item 2.01 above are being issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

 The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated April 12, 2020, by and between Orgenesis Inc., and Tamir Biotechnology, Inc.*

*Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: April 13, 2020	By:	/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and
Secretary